UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street		33178
Miami,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

On December 13, 2021, Ryder System, Inc., a Florida corporation (“Ryder”) issued a release announcing that on December 11, 2021, it entered into an agreement and plan of merger (the “Merger Agreement”) by and among Ryder, Ryder E-Commerce, LLC, a wholly owned subsidiary of Ryder (“Merger Sub”), PLG Investments I, LLC, d/b/a Whiplash, a Delaware limited liability company (“Whiplash”), and Endeavour Capital Fund VI, L.P., solely in its capacity as the representative for the unitholders of Whiplash. A copy of the press release is furnished hereto as Exhibit 99.1.

The information furnished by Ryder pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Whiplash (the “Merger”), with Whiplash surviving the Merger, resulting in Whiplash becoming a wholly-owned subsidiary of Ryder. The purchase price for the Merger consists of $480 million in cash, subject to adjustments for cash, indebtedness, working capital and transaction expenses. The Merger is expected to be consummated (the “Closing”) in late December 2021 or early January 2022, subject to satisfaction or waiver of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of Ryder and the board of managers of Whiplash.

The Merger Agreement contains customary representations and warranties, covenants and agreements of the parties, which will each terminate at Closing other than those covenants and agreements that, by their terms, contemplate performance after Closing. Each of the parties to the Merger Agreement has agreed to use its commercially reasonable efforts to take or cause to be taken all actions and things reasonably necessary or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated under certain customary circumstances at any time prior to the Closing, including if the Closing has not occurred by March 10, 2022 (subject to extension in certain circumstances).

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations.

Forward Looking Statements

Certain statements and information included in this Current Report on Form 8-K are "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements, including our expectations regarding the benefits and timing of the Merger, are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, (ii) the effect of the announcement or pendency of the transaction on PLG’s business relationships, operating results, and business generally, (iii) risks that the Merger disrupts current plans and operations of PLG and potential difficulties in PLG employee retention as a result of the Merger, (iv) changes in general economic conditions, including as a result of the COVID-19 pandemic and (v) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements, including those risks set forth in our periodic filings with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, Risk Factors, in Ryder’s most recent Annual Report on Form 10K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Ryder’s actual results and plans could differ materially from those expressed in the forward-looking statements. In addition, new risks emerge from time to time. It is not possible for management to predict all such risks or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01(d) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

Exhibit 99.1	Press Release, dated December 13, 2021.
Exhibit 104	Cover Page Interactive Data File - The Cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2021	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Robert D. Fatovic Executive Vice President, Chief Legal Officer and Corporate Secretary